                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274


              ADDENDUM TO PROSPECTUS SUPPLEMENT DATED JULY 28, 2005

                                                         Dated: December 1, 2005

                                 STATE OF ISRAEL
                                 $3,350,000,000
                               THIRD JUBILEE ISSUE
                            DOLLAR BONDS (FIXED RATE)

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The interest rate of each State of Israel Third Jubilee Issue Dollar Bond to be sold during the SALES PERIOD commencing on DECEMBER 1, 2005 and terminating on DECEMBER 14, 2005 is:

         SERIES A: (FIVE YEARS): 4.75%               SERIES B (TEN YEARS): 5.05%

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel DECEMBER 9, 2005.